EXHIBIT 13.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amended Registration Statement on Form 20-F/A of Rare Element Resources Ltd., a company organized under the British Columbia Corporations Act (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David P. Suleski, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David P. Suleski

David P. Suleski, Chief Financial Officer

Date: September 8,2011